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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2002

Magellan Health Services, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware	1-6639	58-1076937

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Columbia Gateway Drive Suite 400 Columbia, Maryland		21046

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 953-1000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

        On May 22, 2002, Magellan Health Services, Inc. ("Magellan") determined to dismiss its independent auditors, Arthur Andersen LLP ("Arthur Andersen"), and to engage Ernst & Young LLP to serve as its new independent auditors for fiscal year 2002. The change in auditors will become effective May 24, 2002. This determination was recommended by Magellan's executive management and approved by Magellan's Audit Committee of the Board of Directors.

        Arthur Andersen's reports on Magellan's consolidated financial statements for each of the fiscal years ended September 30, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended September 30, 2001 and 2000 and the interim period between September 30, 2001 and the date of this Form 8-K, there were no disagreements between Magellan and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Magellan has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 24, 2002, stating its agreement with such statements.

        During the fiscal years ended September 30, 2001 and 2000 and through the date of this Form 8-K, neither Magellan nor anyone acting on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Magellan's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)
Financial Statements of business acquired:    Not applicable.

(b)
Pro forma financial information:    Not applicable.

(c)
Exhibit:

Exhibit Number	Description
16	Letter from Arthur Andersen LLP regarding change in certifying accountant.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.
By:	/s/ Mark S. Demilio Mark S. Demilio Executive Vice-President and Chief Financial Officer

Date: May 24, 2002

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SIGNATURES